Exhibit 99.1

Nemaura Medical Inc. successfully completes development of second-generation sugarBEAT® non-invasive Continuous Glucose Monitoring skin-patch.

24th April 17, Loughborough, UK. Nemaura Medical Inc. (OTCBB: NMRD), a medical device company has today announced the successful completion of the development and testing of its second-generation sugarBEAT® wireless skin-patch as a  non-invasive, needle-free Continuous Glucose Monitoring (CGM) system for use by diabetics. The first-generation sugarBEAT® received CE approval in Q1 2016, as a wired wrist-watch based non-invasive, needle-free CGM system.

Clinical trials on the second-generation sugarBEAT® wireless skin-patch will be underway soon with a view to submitting CE approval mid-year. Nemaura Medical expects to launch sugarBEAT® in Europe later this year through its European Licensee.

The daily-disposable format of the sugarBEAT® skin-patch is expected to provide a more flexible way for diabetics to better manage their glucose levels. Furthermore, sugarBEAT's® cost-effective design, consisting of a reusable Bluetooth-enabled body-worn transmitter containing a low-cost disposable adhesive skin-patch will make CGM more affordable, especially for non-insulin-injecting diabetics.

Nemaura Medical CEO Dr Faz Chowdhury said: "Adopting a wireless skin-patch format has allowed us to seamlessly integrate our needle-free technology with  a diabetic's own smart device. We have also further refined and enhanced our sensor performance, and are confident that this year's clinical trials will confirm the efficacy of sugarBEAT® in helping to improve personal healthcare management for anyone living with diabetes. "

Alongside the sugarBEAT® wireless skin-patch, Nemaura has also successfully developed and tested the associated sugarBEAT® mobile phone application. This Medical-grade App connects by Bluetooth to the skin-patch and displays glucose readings on a continuous basis as well as providing summary Ambulatory Glucose Profile (AGP) trends. The App also allows for additional manual lifestyle inputs helping diabetics to better understand and manage their condition.

ENDS

About Nemaura Medical, Inc.
Nemaura Medical is developing the daily-disposable wireless sugarBEAT® adhesive skin-patch as a non-invasive, needle-free, pain-free and affordable continuous glucose monitoring (CGM) system for adjunctive use by diabetics. Further opportunity may exist in intensive-care hospital settings, where continuous glucose monitoring is critical.

Cautionary Statement Regarding Forward Looking Statements
The statements in this press release that are not historical facts, and may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Nemaura Medical's ongoing studies, including the safety and efficacy of Nemaura Medical's sugarBEAT® CGM system, the failure of future development and preliminary marketing efforts, Nemaura Medical's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura Medical and its partners' ability to develop, market and sell sugarBEAT®, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to sugarBEAT®. These and other risks and uncertainties are identified and described in more detail in Nemaura Medical's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the current year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura Medical undertakes no obligation to publicly update or revise any forward-looking statements.

Investors / Media contact:
Bashir Timol
Nemaura Medical Inc.
bashir.timol@nemauramedical.com